Exhibit 8.1

Subsidiaries and Equity Investments of the Company

The following table lists our consolidated subsidiaries and our percentage ownership as of December 31, 2017:

Legal Seat	Name	Percentage Ownership (Direct or Indirect)
Australia, Sydney	STMicroelectronics PTY Ltd	100
Austria, Vienna	STMicroelectronics Austria GmbH	100
Belgium, Diegem	Proton World International N.V.	100
Brazil, Sao Paulo	South America Comércio de Cartões Inteligentes Ltda	100
Brazil, Sao Paulo	STMicroelectronics Ltda	100
Canada, Ottawa	STMicroelectronics (Canada), Inc.	100
China, Beijing	STMicroelectronics (Beijing) R&D Co. Ltd	100
China, Shanghai	STMicroelectronics (Shanghai) Co. Ltd	100
China, Shanghai	STMicroelectronics (China) Investment Co. Ltd	100
China, Shenzhen	Shenzhen STS Microelectronics Co. Ltd	60
China, Shenzhen	STMicroelectronics (Shenzhen) R&D Co. Ltd	100
Czech Republic, Prague	STMicroelectronics Design and Application s.r.o.	100
Finland, Nummela	STMicroelectronics Finland OY	100
France, Crolles	STMicroelectronics (Crolles 2) SAS	100
France, Grenoble	STMicroelectronics (Alps) SAS	100
France, Grenoble	STMicroelectronics (Grenoble 2) SAS	100
France, Le Mans	STMicroelectronics (Grand Ouest) SAS	100
France, Montrouge	STMicroelectronics S.A.	100
France, Rousset	STMicroelectronics (Rousset) SAS	100
France, Tours	STMicroelectronics (Tours) SAS	100
Germany, Aschheim-Dornach	STMicroelectronics GmbH	100
Germany, Aschheim-Dornach	STMicroelectronics Application GmbH	100
Holland, Amsterdam	STMicroelectronics Finance B.V.	100
Holland, Amsterdam	STMicroelectronics Finance II N.V.	100
Holland, Amsterdam	STMicroelectronics International N.V.	100
Hong Kong	STMicroelectronics Ltd	100
India, New Delhi	STMicroelectronics Marketing Pvt Ltd	100
India, Noida	STMicroelectronics Pvt Ltd	100
Israel, Netanya	STMicroelectronics Ltd	100
Italy, Agrate Brianza	STMicroelectronics S.r.l.	100
Italy, Naples	STMicroelectronics Services S.r.l.	100
Japan, Tokyo	STMicroelectronics KK	100
Malaysia, Kuala Lumpur	STMicroelectronics Marketing SDN BHD	100
Malaysia, Muar	STMicroelectronics SDN BHD	100
Malta, Kirkop	STMicroelectronics (Malta) Ltd	100
Mexico, Guadalajara	STMicroelectronics Marketing, S. de R.L. de C.V.	100
Morocco, Casablanca	Electronic Holding S.A.	100
Morocco, Casablanca	STMicroelectronics S.A.S. (Maroc)	100
Philippines, Calamba	STMicroelectronics, Inc.	100
Philippines, Calamba	Mountain Drive Property, Inc.	40
Singapore, Ang Mo Kio	STMicroelectronics Asia Pacific Pte Ltd	100
Singapore, Ang Mo Kio	STMicroelectronics Pte Ltd	100
Slovenia, Ljubljana	STMicroelectronics d.o.o.	100
Spain, Barcelona	STMicroelectronics Iberia S.A.	100
Sweden, Jönköping	STMicroelectronics Software AB	100
Sweden, Kista	STMicroelectronics A.B.	100

Legal Seat	Name	Percentage Ownership (Direct or Indirect)
Switzerland, Geneva	STMicroelectronics S.A.	100
Switzerland, Geneva	INCARD S.A.	100
Switzerland, Geneva	ST New Ventures S.A., in liquidation	100
Thailand, Bangkok	STMicroelectronics (Thailand) Ltd	100
United Kingdom, Bristol	STMicroelectronics (Research & Development) Limited	100
United Kingdom, Marlow	Inmos Limited	100
United Kingdom, Marlow	STMicroelectronics Limited	100
United Kingdom, Marlow	Synad Technologies Limited	100
United States, Coppell	Atollic, Inc.	100
United States, Coppell	STMicroelectronics Inc.	100
United States, Coppell	Genesis Microchip Inc.	100
United States, Coppell	Genesis Microchip (Delaware), Inc.	100
United States, Coppell	Genesis Microchip LLC	100
United States, Coppell	Genesis Microchip Limited Partnership	100
United States, Coppell	Sage Inc.	100
United States, Coppell	Faroudja, Inc.	100
United States, Coppell	Faroudja Laboratories Inc.	100
United States, Coppell	STMicroelectronics (North America) Holding, Inc.	100

The following table lists our principal equity-method investments and our percentage ownership as of December 31, 2017:

Legal Seat	Name	Percentage Ownership (Direct or Indirect)
Brazil, Sao Paulo	Incard do Brazil Ltda	50.0
Switzerland, Geneva	ST-Ericsson SA, in liquidation	50.0